Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWSTAR REPORTS FULL YEAR AND FOURTH QUARTER RESULTS

Results reflect strong origination and fee income growth

•	$4.6 million of adjusted net income in the fourth quarter or $0.18 adjusted earnings per diluted share

•	$11.9 million of adjusted net income for the year or $0.70 adjusted earnings per diluted share

•	$32.1 million net loss in the fourth quarter or $1.26 net loss per diluted share

•	$27.2 million net loss for the year or $1.65 net loss per diluted share

•	$2.0 billion of assets in managed loan portfolio, up $575 million from the third quarter

•	$234.6 million initial public offering completed on December 13, 2006

•	Credit quality stable, no loans on non-accrual status, no charge offs

Boston – February 21, 2007 – NewStar Financial, Inc. (NASDAQ: NEWS), today reported adjusted earnings for the fourth quarter 2006 of $4.6 million, or $0.18 per diluted share. Adjusted net income for the full year 2006 was $11.9 million, or $0.70 per diluted share. On a GAAP basis, the company reported a net loss of $32.1 million, or $1.26 per diluted share, for the fourth quarter and a net loss of $27.2 million for the year, or $1.65 per diluted share.

“Adjusted net income,” “adjusted earnings,” and other non-GAAP financial measures used in this release are defined under “Non-GAAP Financial Measures” on page 4. We have provided a reconciliation between GAAP and adjusted (non-GAAP) measures in the attached financial tables.

“Our fourth quarter and full year results exceeded our expectations,” said Tim Conway, Chairman and Chief Executive Officer. “NewStar continues to see strong growth across all business lines. Credit quality is stable and our credit statistics remain favorable as our portfolio continues to season. Our bankers continued to execute very well across the business and we ended the year with great momentum that has carried into the first quarter of 2007. We grew our managed assets by 39%, or $575 million, in the fourth quarter to over $2 billion and generated better than expected fee revenue from asset management and transaction activity.”

On December 13, 2006, we completed our initial public offering, raising $234.6 million through the issuance of 13.8 million shares of common stock priced at $17.00 per share. We used the proceeds of the offering to repay and terminate corporate debt of $37.5 million. We also paid down certain revolving warehouse lines of credit by approximately $50 million and invested the balance in short-term money market instruments.

Strong Origination Volume

•

Origination volume for the year was $1.4 billion, of which $158 million was syndicated, $248 million was sold to the New Star Credit Opportunities Fund (NCOF) and $1.0 billion was retained on NewStar’s balance sheet.

•	Origination volume for the fourth quarter was $657 million, of which $68.4 million was syndicated, $141 million was sold to the NCOF and $447 million was retained on NewStar’s balance sheet.
•	Corporate represented approximately 73% of volume in 2006, while Structured Products and Commercial Real Estate were 15% and 12%, respectively.
•	We continued to grow our proprietary direct origination platform in the fourth quarter, adding two new senior bankers and opening a new office in San Diego.

Growth in Loans and Investments

•	Gross loans and investments in debt securities held on NewStar’s balance sheet increased to $1.7 billion as of December 31, 2006, an increase of $450 million from $1.3 billion at September 30, 2006.
•

Managed loan portfolio increased to $2.0 billion as of December 31, 2006, an increase of $575 million from $1.5 billion at September 30, 2006. Assets managed for the NCOF increased from $159 million as of September 30, 2006 to $283 million at year-end.

•

Our business continues to be balanced across industry sectors and highly diversified across issuers. As of December 31, 2006, no single issuer represented more than 1.5% of our loan portfolio and the ten largest issuers comprised approximately 10% of the loan portfolio.

•	We continue to be highly selective and focus on senior debt products, with 78% of the loan portfolio invested in senior secured loans and senior debt investments.

Net Interest Income / Margin

•

Net interest income before provision for credit losses was $15.5 million for the fourth quarter 2006 and $47.6 million for the year 2006 compared to $13.9 million for the third quarter 2006 and $15.2 million for the prior year.

•

Adjusted net interest margin was 4.50% for the fourth quarter 2006 and 4.48% for the full year 2006 compared to 4.55% for the third quarter 2006 and 3.84% for the year ended 2005. Net interest margin was 3.82% for the fourth quarter 2006 and 3.93% for the full year 2006 compared to 4.15% for the third quarter 2006 and 3.84% for the year ended 2005.

Revenue Growth

•

Net interest income plus non-interest income was $19.6 million for the fourth quarter 2006, up $3.7 million, or 23%, from $15.9 million in the third quarter 2006, driven principally by higher balances of earning assets and a $1.9 million increase in fee revenue arising from better than expected transaction activity.

•

Non-interest income was $4.1 million for the fourth quarter 2006, an increase of $2.1 million from $2.0 million in the prior quarter. Non-interest income was $9.7 million for the year 2006, an increase of $6.5 million from $3.1 million in the prior year. The increase was due principally to an increase in asset management fees generated by the NCOF and an increase in fee revenue arising from transaction activity, partially offset by an impairment charge on debt investments of $0.6 million.

•	Total revenue after provision for credit losses was $13.6 million in the fourth quarter 2006 and $44.7 for the full year 2006.

Stable Credit Quality

•	As of December 31, 2006, we did not have any impaired loans, loans on non-accrual status and had not experienced any loan charge offs.
•

As of December 31, 2006, we had an allowance for credit losses of $20.6 million, or 1.40% of loans compared to $14.6 million, or 1.36%, at September 30, 2006 and $8.0 million or 1.27% at December 31, 2005. The increase in the allowance for credit losses is due to higher loan balances and a slight shift in business mix and rating profile.

•

Provision expense was $5.9 million in the fourth quarter 2006 and $12.5 million for the full year 2006 compared to $2.4 million in the third quarter 2006 and $7.8 million for the year 2005. The increase in provision expense was driven principally by higher origination volumes and loan balances at December 31, 2006.

•	One of our loans with a principal amount of $8.4 million became delinquent in the fourth quarter 2006, representing a 0.57% delinquency rate. The loan remained delinquent as of December 31, 2006.
•

At December 31, 2006, debt investments were classified as available-for-sale and were carried at market/fair value. As of December 31, 2006, we had two debt investments with a combined carying value of $6.2 million which our valuation methodologies determined to have other than temporary impairment.

Funding

•	In December 2006, we raised $234.6 million in gross proceeds through an initial public offering.
•	We used a portion of the proceeds to terminate the corporate debt and to pay down a portion of the warehouse lines of credit.

Expenses

•

Operating expenses were $51.6 million in the fourth quarter 2006 and $74.3 million for the full year 2006 compared to $8.6 million in the third quarter 2006 and $20.0 million for the prior year. The increase in operating expenses is primarily due to a $39.1 million non-cash compensation charge related to restricted stock grants made since our inception, including equity awards made in connection with the initial public offering.

•	Our adjusted efficiency ratio was 45.2% in the fourth quarter 2006 and 50.8% for the full year 2006. Our efficiency ratio was 263.6% in the fourth quarter 2006 and 129.7% for the full year 2006.

Conference Call and Webcast

We will host a webcast/conference call to discuss the results today at 10:00 am Eastern Standard Time. All interested parties are invited to participate via telephone or webcast, which will be hosted through the Investor Relations section of our website at www.newstarfin.com. Please visit the website to register for the webcast and test your connection prior to the call. You can also access the conference call by dialing (800) 289-0544 approximately 5-10 minutes prior to the call. International callers should dial (913) 981-5533. All callers should reference “NewStar Financial, Inc.”

For convenience, an archived replay of the call will be available through February 28, 2007 by dialing (888) 203-1112. International callers should call (719) 457-0820. For all replays, please use the passcode # 601246. The audio replay will also be available through the Investor Relations section of our website at www.newstarfin.com.

About NewStar Financial

NewStar Financial is a specialized commercial finance company focused exclusively on meeting the complex financing needs of customers in the middle market through our corporate, commercial real estate, and structured products groups. Our senior banking teams call directly on customers to provide advice and finance a range of strategic transactions that may require some combination of senior secured, second lien and mezzanine financing. NewStar typically works with customers with financing needs of up to $150 million and cash flow as low as $5 million. We target ‘hold’ positions of up to $35 million, but may also underwrite or arrange transactions up to $100 million for syndications to other lenders.

We are headquartered in Boston MA, with regional offices in Darien CT, Chicago IL, San Francisco CA, San Diego CA, and Charleston SC. In December of 2006, NewStar completed an Initial Public Offering. The Company’s shares trade on the NASDAQ under the ticker symbol, NEWS. Please visit our website at www.newstarfin.com for more detailed transaction and contact information.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. As such, they are subject to material risks and uncertainties.

More detailed information about these factors is described in NewStar’s filing with Securities and Exchange Commission (the “SEC”). NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. NewStar plans to file its Form 10-K with the SEC on or before March 31, 2007 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Non-GAAP Financial Measures

References to “adjusted net income” and “adjusted earnings per share” mean net income or earnings per share, respectively, as determined under GAAP, excluding the following items: (i) interest expense and amortization of deferred financing costs on corporate debt, (ii) the call premium and termination fee associated with the termination of our corporate debt, (iii) compensation expense related to restricted stock grants made since our inception, including equity awards made in connection with the initial public offering and (iv) general and administrative expense incurred related to the initial public offering. GAAP requires that these items be included in net income. NewStar management uses “adjusted net income” and “adjusted earnings per share” to make operational and investment decisions, and NewStar believes that they provide useful information to investors in their evaluation of our financial performance and condition. Excluding interest expense and amortization of deferred financing costs on corporate debt and the call premium and termination fee associated with the termination of our corporate debt eliminates expenses that we do not anticipate incurring in the foreseeable future that make it difficult to assess our core performance and compare our period-over-period results. Excluding compensation expense related to restricted stock grants made since our inception, including equity awards made in connection with the initial public offering and general and administrative expense incurred related to our initial public offering, eliminates unique expenses that make it difficult to assess our core performance and compare our period-over-period results. A reconciliation of adjusted net income to net income is included on page 7 of this release.

References to “adjusted net interest margin” mean annualized interest income as determined under GAAP less annualized interest expense as determined under GAAP excluding interest expense and amortization of deferred financing costs on corporate debt, divided by average interest earning assets for the period.

Adjusted return on average assets means adjusted net income divided by average assets for the period. Adjusted return on average equity means adjusted net income divided by average equity for the period. Adjusted efficiency ratio means operating expenses determined in accordance with GAAP less (i) the call premium and termination fee associated with the termination of our corporate debt, (ii) compensation expense related to restricted stock grants made since our inception, including equity awards made in connection with the initial public offering and (iii) general and administrative expense incurred related to the initial public offering divided by net revenue. Adjusted cost of funds means adjusted interest expense divided by average interest bearing liabilities for the period less the average corporate debt outstanding for the period. The adjusted ratios exclude unique expenses that make it difficult to assess our core performance and compare our period-over-period results.

A reconciliation of our adjusted financial measures to their GAAP equivalents is included on page 9 of this release. NewStar’s adjusted financial measures should not be considered as alternatives to financial measures determined in accordance with GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

Contact:

Robert Brown

500 Boylston Street,

Suite 1600

Boston, MA 02116

P. 617.848.2558

F. 617.848.4399

rbrown@newstarfin.com

NewStar Financial, Inc.

Consolidated Balance Sheets

(unaudited)

	December 31,	September 30,	December 31,
($ in thousands)	2006	2006	2005
Assets:
Cash and cash equivalents	$103,269	$4,725	$1,423
Restricted cash	40,174	74,956	12,569
Investments in debt securities, available-for-sale	203,121	185,140	103,548
Loans held-for-sale	62,620	26,005	20,968
Loans, net	1,437,832	1,054,054	621,210
Deferred financing costs, net	11,614	13,979	10,572
Interest receivable	19,849	12,791	6,149
Property and equipment, net	961	998	1,007
Deferred income taxes, net	14,705	5,345	7,068
Other assets	21,047	11,507	4,938

Total assets	$1,915,192	$1,389,500	$789,452

Liabilities:
Repurchase agreements	$34,535	$36,359	$59,658
Credit facilities	625,910	354,610	246,800
Term debt	774,225	746,764	329,014
Corporate debt	—	37,500	37,500
Accrued interest payable	23,200	15,700	4,617
Accounts payable	4,315	220	518
Income tax payable	4,166	1,809	—
Other liabilities	25,426	27,193	14,387

Total liabilities	1,491,777	1,220,155	692,494
Total stockholders’ equity	423,415	169,345	96,958

Total liabilities and stockholders’ equity	$1,915,192	$1,389,500	$789,452

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended			Year Ended December 31,
	December 31,	September 30,	December 31,
($ in thousands, except per share amounts)	2006	2006	2005	2006	2005
Net interest income:
Interest income	$39,243	$32,980	$14,764	$116,303	$33,883
Interest expense	23,766	19,122	8,320	68,728	18,639

Net interest income	15,477	13,858	6,444	47,575	15,244
Provision for credit losses	5,941	2,350	2,483	12,535	7,755

Net interest income after provision for credit losses	9,536	11,508	3,961	35,040	7,489

Non-interest income:
Fee income	3,006	1,100	1,206	5,849	2,966
Asset management income	692	478	16	1,443	16
Gain on derivatives	73	114	16	909	46
Other income	332	333	2	1,483	116

Total non-interest income	4,103	2,025	1,240	9,684	3,144
Operating expenses:
Compensation and benefits	47,738	6,891	4,274	65,079	16,168
Occupancy and equipment	486	476	335	1,758	1,124
General and administrative expenses	3,380	1,201	925	7,445	2,757

Total operating expenses	51,604	8,568	5,534	74,282	20,049

Income (loss) before income taxes	(37,965)	4,965	(333)	(29,558)	(9,416)
Income tax expense (benefit)	(5,911)	2,072	(125)	(2,377)	(3,517)

Net income (loss)	(32,054)	2,893	(208)	(27,181)	(5,899)
After tax adjustments:
Extinguishment of corporate debt expense (1)	2,805	783	—	5,077	—
IPO related compensation and benefits expense (2)	33,202	—	—	33,202	—
IPO related general and administrative expense (3)	621	97	—	796	—

Adjusted net income (loss)	$4,574	$3,773	$(208)	$11,894	$(5,899)

Net income (loss) per share:
Basic	$(1.26)	$0.18	$(0.02)	$(1.65)	$(0.83)
Diluted	$(1.26)	$0.18	$(0.02)	$(1.65)	$(0.83)

Weighted average shares outstanding: (4)
Basic	25,376,446	15,821,992	9,358,156	16,480,836	7,110,363
Diluted	25,376,446	16,343,275	9,358,156	16,480,836	7,110,363

Adjusted net income (loss) per share:
Basic	$0.18	$0.24	$(0.02)	$0.72	$(0.83)
Diluted	$0.18	$0.23	$(0.02)	$0.70	$(0.83)

Adjusted weighted average shares outstanding: (4)
Basic	25,376,446	15,821,992	9,358,156	16,480,836	7,110,363
Diluted	25,910,522	16,343,275	9,358,156	17,005,343	7,110,363

(1)	Includes interest expense for the 2006 periods, call premium, termination fee and deferred finance costs associated with the Company's corporate debt which was repaid on December 20, 2006.
(2)	Non-cash compensation charge related to restricted stock grants made since ouir inception, including equity awards made in connection with the initial public offering.
(3)	General and administrative expense related to the Company's initial public offering.
(4)	Weighted average shares for all periods reflect the conversions and reverse split that occurred at the IPO.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Three Months Ended						Year Ended December 31,
	December 31,		September 30,		December 31,
($ in thousands)	2006		2006		2005		2006		2005
Performance Ratios:
Return on average assets	(7.83)%		0.86%		(0.12)%		(2.22)%		(1.44)%
Return on average equity	(50.91)		7.09		(0.90)		(15.85)		(8.69)
Net interest margin, before provision	3.82		4.15		3.86		3.93		3.84
Efficiency ratio	263.57		53.94		72.02		129.73		109.03

Credit Quality and Leverage Ratios:
Delinquent loan rate (at period end)	0.57		—		—		0.57		—
Non-accrual loan rate	—		—		—		—		—
Net charge off rate	—		—		—		—		—
Allowance for credit losses ratio (at period end)	1.40		1.36		1.27		1.40		1.27
Equity to assets (at period end)	22.11		12.19		12.29		22.11		12.29
Debt to equity (at period end)	3.39	x	6.94	x	6.94	x	3.39	x	6.94	x

Average Balances:
Loans and other debt products, gross	$1,525,105		$1,229,989		$644,994		$1,150,111		$387,876
Interest earning assets	1,606,785		1,325,704		658,252		1,210,494		397,219
Total assets	1,623,952		1,338,928		672,017		1,224,744		409,623
Interest bearing liabilities	1,328,178		1,153,528		569,056		1,028,139		331,739
Equity	249,773		162,257		87,860		171,518		67,850

Allowance for credit loss activity:
Balance as of beginning of period	$14,629		$12,279		$5,552		$8,035		$280
Provision for credit losses	5,941		2,350		2,483		12,535		7,755
Net charge offs	—		—		—		—		—

Balance as of end of period	$20,570		$14,629		$8,035		$20,570		$8,035

Supplemental Data (at period end):
Investments in debt securities, gross	$217,314		$196,084		$107,381		$217,314		$107,381
Loans held-for-sale, gross	63,277		26,290		21,118		63,277		21,118
Loans held-for-investment, gross	1,467,038		1,075,450		633,460		1,467,038		633,460

Loans and investments in debt securities, gross	1,747,629		1,297,824		761,959		1,747,629		761,959
Unused lines of credit	302,856		233,489		89,722		302,856		89,722
Standby letters of credit	6,990		5,042		3,682		6,990		3,682

Total funding commitments	$2,057,475		$1,536,355		$855,363		$2,057,475		$855,363

Loan portfolio	$1,747,629		$1,297,824		$761,959		$1,747,629		$761,959
Loans owned by NewStar Credit Opportunities Fund	283,378		158,635		33,157		283,378		33,157

Managed loan portfolio	$2,031,007		$1,456,459		$795,116		$2,031,007		$795,116

Loans held-for-sale, gross	$63,277		$26,290		$21,118		$63,277		$21,118
Loans held-for-investment, gross	1,467,038		1,075,450		633,460		1,467,038		633,460

Total loans, gross	1,530,315		1,101,740		654,578		1,530,315		654,578
Deferred fees, net	(10,468)		(7,944)		(4,790)		(10,468)		(4,790)
Allowance for loan losses	(19,395)		(13,737)		(7,610)		(19,395)		(7,610)

Total loans, net	$1,500,452		$1,080,059		$642,178		$1,500,452		$642,178

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Three Months Ended		Year Ended December 31, 2006
	December 31,	September 30,
($ in thousands)	2006	2006
Performance Ratios:
Return on average assets	1.12%	1.12%	0.97%
Return on average equity	7.27	9.24	6.93
Efficiency ratio	45.19	48.77	50.78
Net interest margin, before provision	4.50	4.55	4.48
Cost of funds	6.44	6.32	6.26

Average Balances:
Interest bearing liabilities	$1,328,178	$1,153,528	$1,028,139
Less: corporate debt	33,016	37,500	36,370

Adjusted interest bearing liabilities	$1,295,162	$1,116,028	$991,769

Consolidated Statement of Operations Adjustments(1):
Interest expense	$23,766	$19,122	$68,728
Less: interest & amortization related to corporate debt	2,728	1,344	6,662

Adjusted interest expense	$21,038	$17,778	$62,066

Operating expenses	$51,604	$8,568	$74,282
Less:
Corporate debt prepayment fees	1,425	—	1,425
IPO related compensation and benefits expense (2)	39,129	—	39,129
IPO related general and administrative expense (3)	968	167	1,268

Adjusted operating expenses	$10,082	$8,401	$32,460

(1)	Adjustments are pre-tax.
(2)	Non-cash compensation charge related to restricted stock grants made since ouir inception, including equity awards made in connection with the initial public offering.
(3)	General and administrative expense related to the Company’s initial public offering.

NewStar Financial, Inc.

Portfolio Data

(unaudited)

($ in thousands)	December 31, 2006		September 30, 2006		December 31, 2005
Portfolio Data:
First mortgage	$216,888	12.4%	$138,674	10.7%	$90,997	11.9%
Senior secured asset-based	56,631	3.2	46,817	3.6	35,162	4.6
Senior secured cash flow	1,082,048	61.9	783,754	60.3	438,919	57.6
Senior subordinated asset-based	237,312	13.6	198,148	15.3	93,261	12.2
Senior subordinated cash flow	39,240	2.3	37,882	2.9	19,000	2.5
Second lien	70,875	4.1	46,376	3.6	37,000	4.9
Subordinated	43,916	2.5	45,457	3.5	47,620	6.3
Mezzanine	719	—	716	0.1	—	—

Total	$1,747,629	100.0%	$1,297,824	100.0%	$761,959	100.0%

Corporate	$1,183,107	67.7%	859,039	66.2%	$502,581	66.0%
Structured Products	333,787	19.1	286,237	22.0	163,381	21.4
Commercial Real Estate	230,735	13.2	152,548	11.8	95,997	12.6

Total	$1,747,629	100.0%	$1,297,824	100.0%	$761,959	100.0%